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                                                                       EX-99.B10

                      [MORRISON & FOERSTER LLP LETTERHEAD]



                                 March 24, 1997




Nations LifeGoal Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

           Re:    Shares of Common Stock in the Funds of
                  Nations LifeGoal Funds, Inc.

Gentlemen:

         We refer to the Post-Effective Amendment No. 1 and Amendment No. 2 to the Registration Statement on Form N-1A (SEC File No. 333-09703; 811-07745) (the "Registration Statement") of Nations LifeGoal Funds, Inc. (the "Company"), relating to the registration of an indefinite number of shares of common stock of Funds of the Company (collectively, the "Shares").

         We have been requested by the Company to furnish this opinion as
Exhibit 10 to the Registration Statement.

         We have examined such records, documents, instruments, certificates of public officials and of the Company, made such inquiries of the Company, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance and sale of the Shares by the Company have been duly and validly authorized by all appropriate corporate action, and assuming delivery of the Shares by sale or in accord with the Company's dividend reinvestment plan in accordance with the description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

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Nations LifeGoal Funds, Inc.
March 24, 1997
Page Two


         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

         In addition, we consent to the use of our name and to the reference to our firm under the heading "Counsel" in the Statement of Additional Information, and the description of advice rendered by our firm under the heading "How The LifeGoal Portfolios Are Managed" in the Prospectuses, which are included as part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/  MORRISON & FOERSTER LLP

                                                 MORRISON & FOERSTER LLP